Exhibit 10.19.1
ALBERTSONS COMPANIES, INC.

2020 OMNIBUS INCENTIVE PLAN
AMENDMENT NO. 1 TO
2021 PERFORMANCE-BASED RESTRICTED
STOCK UNIT AWARD AGREEMENT

This Amendment No. 1 (the “Amendment”) is made to each Restricted Stock Unit Award Agreement granting Performance-Based Restricted Stock Units that was granted by Albertsons Companies, Inc. (the “Company”) pursuant to its 2020 Omnibus Incentive Plan (the “Plan”) on and after May 12, 2021 (each a “2021 PBRSU Award”).

As of the original date of each 2021 PBRSU Award, each such 2021 PBRSU Award is amended as follows:
1.Section 6(b) of the Appendix is deleted and replaced in its entirety with the following:

“(b) If, during a Change in Control Period, the Participant incurs a Termination of Service by the Company without Cause, the Participant shall become fully vested in any portion of the Award that has not yet vested (to the extent not previously forfeited or cancelled) immediately upon such Termination of Service by the Company.”

2.To the extent that the terms of this Amendment are inconsistent with the terms of the 2021 PBRSU Award, this Amendment shall control.

3.Except as set forth herein, the terms and conditions of the 2021 PBRSU Award shall continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date set forth below.

ALBERTSONS COMPANIES, INC.
By:	/s/ Juliette Pryor
Name:	Juliette Pryor
Title:	EVP & General Counsel
Date:	February 23, 2022

[Signature Page to 2021 PBRSU Award Amendment]